Subsidiaries of Registrant                                         Exhibit 21


         Trust or its subsidiaries have an interest in 23 partnerships and 5 joint ventures as follows: a 50% partnership interest in 17 partnerships; a 40% partnership interest in two partnerships; a 60% partnership interest in one partnership, a 65% partnership interest in one partnership, a 75% partnership interest in two partnerships and a 87.5% partnership interest in one other partnership. In addition, Trust has a 50% interest in 3 joint ventures and a 25% interest in 2 joint ventures.

         Trust accounts for its investments in partnerships and joint ventures which it does not "control" using the equity method of accounting. These investments, which represent 25% to 87.5% ownership interests, are recorded at Trust's cost adjusted for Trust's net equity in the income and cash contributions and distributions.


Names of Partnership                                          State of Organization               Percentage Owned
--------------------                                          ---------------------               ----------------
Bailey Associates                                                       PA                               50%

Cambridge Apartments                                                    PA                               50

Chippewa Associates                                                     PA                               50

Countrywood Apartments Limited                                          FL                               50
Partnership

Eagles Nest Associates                                                  FL                               50

East Lampeter Associates                                                PA                               50

Elizabethtown Associates                                                PA                               50

Forestville Plaza Shopping Center                                       MD                               75
Associates

Fox Run Apartments                                                      PA                               50

Fox Run Del Associates                                                  DE                               50

Gateway Mall Associates                                                 FL                               60

Laurel Mall Associates                                                  PA                               40

Lehigh Valley Associates                                                PA                               50

New Regency Hilltop Associates                                          VA                               65

Palmer Park Mall Venture                                                PA                               50

Rancocas Limited Partnership                                            NJ                               75

Regency Associates                                                      NE                               50

Rio Grande Venture                                                      PA                               50

Turren Associates                                                       FL                               50

Waynesburg Associates                                                   PA                               50

Windsong Apartments Limited                                             FL                               40
Partnership

VLRC Associates                                                         FL                              87.5

Will-O-Hill Apartments                                                  PA                               50

         Trust owns 100% of twelve corporations which hold partnership interests as follows: two incorporated in Delaware, one which holds a 50% interest, one with a 40% interest; eight incorporated in Florida, four which hold a 50% interest, one a 60% interest and two a 1% interest; one incorporated in Nebraska which holds a 50% interest and one in Virginia which holds a 65% interest.


Names of Subsidiaries                                        State of Organization                Percentage Owned
---------------------                                        ---------------------                ----------------

Berdel, Inc.                                                          DE                                100%

Berfla, Inc.                                                          FL                                100

Blanding, Inc.                                                        FL                                100

Burren, Inc.                                                          FL                                100

Larmes, Inc.                                                          DE                                100

PR Countrywood Inc.                                                   FL                                100

PR Shenandoah Inc.                                                    FL                                100

PR VA Regency Inc.                                                    VA                                100

PR Windsong Inc.                                                      FL                                100

RA Inc.                                                               NE                                100

Stones Inc.                                                           FL                                100

PR Mandarin, Inc.                                                     FL                                100
